Exhibit 10.10

License and Equipment License Amendment	June 29, 2006

This is an amendment to “Amended and Restated Master License and Manufacturing Agreement” herein know as “License Agreement” dated May 26, 2004 (effective date April 3, 2004) and the related equipment sales agreement titled “Appendix B-2 Die Cut and Finish Sale Agreement” and related Appendix’s B-1 and B-3 know herein as “Equipment Agreement” together known the “|$$|AAContract” between LaserCard Corporation (formerly Drexler Technology Corporation) herein known as “LCC” and Global Investments Group herein known as “GIG”.

Additionally, Prevent LOK, as a partner of GIG will agree and acknowledge these amendments and payment schedules as defined below:

The above License and Equipment Agreements are by this letter amended as follows:

1.  Delete Single Card Printer: Attachment B page B-6 and related Appendix B-2 of “Die Cut and Finish Equipment Sale Agreement” Exhibit A page A-2 are modified here to eliminate the line item “Single Card Print Line” from the list of equipment to be supplied by LCC to GIG, and a price reduction of $900,000 is applied to the outstanding balance due on the remaining equipment sales agreements. LCC will supply GIG with commercial quotations on the single card printer as proposed, in order to confirm that such printer could be replaced by GIG at their own expense in the future for an approximately equal price.

The net balance due for equipment ordered under these series of agreement as of the date of this amendment is hereby adjusted from $5,953,500 to $5,053,500.

2.  Agreed Payments: Payment Procedures of Exhibit C of the combined Appendix B-1, B-2, and B-3 for all the Equipment Sales Agreements are amended for the final series of payments as follows:

As of the date of this agreement, total equipment balance due is $5,053,500, to be paid no later than the following schedule:

1.	$500,000 by July 29, 2006

2.	$500,000 by August 31, 2006

3.	$4,053,500 no later than September 30, 2006 with a target of no later than September 22, 2006.

Additionally, when sufficient funding is made available to Prevent LOK for project financing (approval of which is expected to be finalized in the month of July 2006) the unpaid balance on the schedule above will be paid as such funding allows.

In the case of any of the above payments not being made on the date specified, the series of equipment sales agreements (B-1, B-2, B-3) LCC may terminate the Contract in accordance with Section 8 of the Equipment Sales Agreements.

3.  Royalty Rates: In compensation for contract delays, Section 4.3 of the License Agreement page A-8 is hereby amended to maintain a flat royalty rate of ** per card sold for the 20 year duration of the agreement and shall not be reduced based on cards sold.

4.	Exclusivity:

The performance goals required for Group 2 country exclusivity as provided for in Attachment A page A-16 of the License agreement shall be considered achieved as required for the first 24 months of the contract period if contract performance is satisfactory as of July 15, 2006. This will be confirmed in writing as of July 15, 2006.

CONFIDENTIAL TREATMENT REQUESTED

**  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

47

5.  Additional Understandings: : LCC will provide GIG by July 11th an equipment delivery and installation schedule for all equipment listed in Appendix’s B-1, B-2, and B-3. Provided that all agreed payments of $5,053,500 are made as scheduled, all equipment is to be in manufacturing facility in Slovenia by January 31, 2007, and will provide a phased in equipment delivery, installation, run in, acceptance, and hand over schedule for all card manufacturing systems by April 15, 2007. This requires all training to have been completed as scheduled starting in July 2006. This will be done on a best efforts basis by all parties.

In witness whereof, the parties hereto have caused this Amendment to the referenced License and Equipment Agreements to be executed in Triplicate by their duly authorized officers as of June 29, 2006.

LaserCard Corporation	Global Investments Group	Prevent LOK
/s/ Richard Haddock Signature	/s/ Anton Kuhar Signature	/s/ Joze Kozmus Signature

Richard Haddock	Anton Kuhar	Joze Kozmus
CEO Title	Director Title	Title
June 29, 2006 Date	June 29, 2006 Date	June 29, 2006 Date

CONFIDENTIAL TREATMENT REQUESTED

**  CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO CERTAIN PORTIONS OF THIS AGREEMENT AND THE CONFIDENTIAL PORTION HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

48